Exhibit 10.37

AMENDMENT NO. 1 TO THE

FMSA HOLDINGS INC. 2014 LONG TERM INCENTIVE PLAN

THIS AMENDMENT NO. 1 to the FMSA Holdings Inc. 2014 Long Term Incentive Plan is hereby adopted and made on this 1st day of February, 2017, by Fairmount Santrol Holdings Inc. (the “Company”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company (the “Board”) adopted the FMSA Holdings Inc. 2014 Long Term Incentive Plan (the “Plan”)  on September 11, 2014;

WHEREAS, Section 10(c) of the Plan provides that the Board may amend the Plan without the consent of stockholders unless required by law or the rules of the New York Stock Exchange; and

WHEREAS, the Board desires to amend the Plan to (i) change the name of the company to Fairmount Santrol Holdings Inc. and (ii) to prohibit expressly the Company from repricing the exercise price of any outstanding underwater option or SAR or exchanging such award with another award or cash without the approval of the Company’s stockholders.

NOW, THEREFORE, effective as of February 1, 2017, the Plan is amended as follows:

1.The first sentence of Section 1 of the Plan is hereby replaced in its entirety with the following:

“The purpose of the Fairmount Santrol Holdings Inc. 2014 Long Term Incentive Plan (the “Plan”) is to provide a means through which Fairmount Santrol Holdings Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants of the Company, and its Subsidiaries, and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company, and its Subsidiaries, rest, and whose present and potential contributions to the welfare of the Company, and its Subsidiaries, are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company, and its Subsidiaries, and their desire to remain employed.”

2.The Plan is hereby amended by adding the following as a new Section 6(b)(iv):

“6(b)(iv) Prohibition on Repricing of Stock Options. Except as permitted under Sections 9(b) and (c) of the Plan, the terms of any outstanding Option may not be amended without the approval of the Company’s stockholders to reduce the exercise price of such outstanding Option or to cancel such outstanding Option in exchange for cash, other Awards, or an Option or SAR with an exercise price or base price that is less than the exercise price of the original Option.”

3.  The Plan is hereby amended by adding the following as a new Section 6(c)(v):

“6(c)(v) Prohibition on Repricing of SARs. Except as permitted under Sections 9(b) and (c) of the Plan, the terms of any outstanding SAR may not be amended without the approval of the Company’s stockholders to reduce the base price of such outstanding SAR or to cancel such outstanding SAR in exchange for cash, other Awards, or an Option or SAR with an exercise price or base price that is less than the base price of the original SAR.”

4.Any capitalized term not otherwise defined in this Amendment No. 1 shall have the meaning ascribed to such term in the Plan.

5.This Amendment No. 1 modifies or adds only the provisions of the Plan specified herein.  All other provisions of the Plan remain in full force and effect.

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